Exhibit 5.3

ROSELAND OFFICE: 75 LIVINGSTON AVENUE SUITE 301 ROSELAND, NJ 07068-3701 (973) 535-1600 FAX (973) 535-1698

METRO CORPORATE CAMPUS ONE P.O. BOX 5600 WOODBRIDGE, NJ 07095-0988 (732) 549-5600 FAX (732) 549-1881	NEW YORK OFFICE: 1700 BROADWAY 28TH FLOOR NEW YORK, NY 10019 (732) 476-2444

DELIVERY ADDRESS: 99 WOOD AVENUE SOUTH, ISELIN, NJ 08830-2712

INFO@GREENBAUMLAW.COM

WWW.GREENBAUMLAW.COM

August 15, 2022

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Re:	Registration Statement on Form S-4 of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as New Jersey counsel to CEC Staffing Solutions LLC, a New Jersey limited liability company (the “Company”) in connection with that certain registration statement on Form S-4 filed with the Securities and Exchange Commission on July 19, 2022 (File No. 333-266208) by The GEO Group, Inc. (“Parent”), the Company and certain other subsidiaries of the Parent (collectively, the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”) and Amendment No. 1 thereto dated August 15, 2022 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”). The Registration Statement registers, among other things, the offering by the Parent and the Subsidiary Guarantors of up to $484,568,000 aggregate principal amount of the Parent’s 10.500% Senior Second Lien Secured Notes due 2028 (referred to as the “Securities”) and the related guarantees by the Subsidiary Guarantors (collectively, the “New Notes Guarantees”), to be issued by the Company and the Subsidiary Guarantors in connection with the Parent’s offers to exchange (collectively, the “Exchange Offers”) such Securities for any and all validly tendered and outstanding (i) 5.125% Senior Notes due April 1, 2023 (the “Old 2023 Notes”) issued by the Parent and (ii) 5.875% Senior Notes due October 15, 2024 (the “Old 2024 Notes” and together with the Old 2023 Notes, the “Old Notes”) issued by the Parent, and the related solicitations of consents (collectively, the “Consent Solicitations”) to certain proposed amendments to the indentures governing the Old Notes, in each case, upon the terms and subject to the conditions set forth in the prospectus, which forms a part of the Registration Statement (the “Prospectus”). The Securities will be issued pursuant to an indenture (the “New Notes Indenture”), to be entered into by and among the Parent, the Subsidiary Guarantors and Ankura Trust Company, LLC, as trustee and collateral agent.

The GEO Group, Inc.

August 15, 2022

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. In connection with issuing this opinion, we have reviewed originals or copies of the following documents:

(1)	the Registration Statement and the Prospectus;

(2)	the form of the New Notes Indenture, including Article 10 thereof, which constitutes the New Notes Guarantees;

(3)

an executed copy of the Dealer Manager Agreement, dated July 19, 2022, by and among the Parent, the Subsidiary Guarantors and Lazard Frères & Co. LLC, as dealer manager, relating to the Exchange Offers and Consent Solicitations;

(4)	the form of global certificate included in the New Notes Indenture evidencing the Securities to be registered in the name of Cede & Co.;

(5)	the Certificate of Formation of the Company, as certified by the Department of the Treasury, Division of Revenue and Enterprise Services, of the State of New Jersey as of August 9, 2022;

(6)	the Operating Agreement of the Company, as currently in effect;

(7)	certain resolutions adopted by the Board of Managers of the Company relating to the Registration Statement and related matters; and

(8)

the Certificate of Good Standing with respect to the Company issued by the Department of the Treasury, Division of Revenue and Enterprise Services, of the State of New Jersey issued August 11, 2022 (the “Certificate of Good Standing”).

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of such person in connection with the Registration Statement; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each

The GEO Group, Inc.

August 15, 2022

document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Registration Statement (other than the Company); (d) the entity power of each party to the Registration Statement (other than the Company) to execute, deliver and perform its obligations as described in the Registration Statement and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Company) of each document executed and delivered or to be executed and delivered in connection with the Registration Statement by such party; (f) as to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Company; and (g) the continued accuracy of the Certificate of Good Standing.

In rendering this opinion, we have assumed that the Company will duly authorize the issuance of the Securities by all requisite limited liability company action, that any supplemental indentures providing for the Securities will have been duly authorized, executed and delivered by the Company in accordance with any applicable underwriting agreement, the applicable indenture and any supplemental indenture, and that the Securities will conform to the terms of any such applicable indenture and supplemental indentures and to the description of such instruments in the Registration Statement and the Prospectus.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that:

(1) Based solely on the Certificate of Good Standing, the Company is a New Jersey limited liability company that is validly existing and in good standing under New Jersey law.

(2) The Company has the limited liability company power to execute, deliver and perform its obligations in connection with the Securities.

(3) The execution, delivery and performance of the New Notes Guarantees by the Company have each been duly authorized by all necessary company action on the part of the Company. The New Notes Guarantees have been executed and delivered by the Company.

(4) The execution, delivery and performance of the New Notes Guarantees by the Company, the performance by the Company of its obligations thereunder, and the consummation of the transactions contemplated thereby does not and will not conflict with, or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would constitute a breach of or default under), any provisions of (a) the Certificate of Formation of the Company, (b) any law, rule or regulation of the State of New Jersey, or (c) any order of any court or agency or government of which we are aware.

The GEO Group, Inc.

August 15, 2022

We are members of the Bar of the State of New Jersey, and we express no opinion as to the laws of any jurisdiction except the laws of the State of New Jersey and the United States of America.

The opinions expressed herein represent the judgment of this law firm as to certain legal matters, but such opinions are not guarantees or warranties and should not in any respect be construed as such. This opinion has been prepared for use in connection with the Registration Statement. This opinion speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm Skadden, Arps, Slate, Meagher & Flom LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Greenbaum, Rowe, Smith & Davis LLP